May 3, 2023

Dear Shareholders,

2023 is a critical year for Zillow, and today, we can share how pleased we are with how we've started the year[1].

Zillow's Q1 results included total revenue of $469 million, GAAP net loss of $22 million, and Adjusted EBITDA[2] of $104 million, with revenue and Adjusted EBITDA surpassing the top end of our outlook ranges. This outperformance is due to a combination of the work we've done since reorienting the company in early 2022 and favorable relative tailwinds in a tough housing environment. The numerous incremental changes we have made are adding up to make an impact on our business.

Year-over-year Residential revenue outpaced the broader real estate market by 1,300 basis points as measured by total industry transaction dollars[3], and we expect that trend to continue in Q2. The inherent profit leverage in our business model was demonstrated in Q1 by our Adjusted EBITDA outperformance. We couple these results with a strong balance sheet, ending the quarter with $3.4 billion in cash and short-term investments, after buying back $86 million of stock during the quarter.

THE TECH LANDSCAPE

The past few months have marked a tectonic shift in the broader technology landscape with the introduction of OpenAI's ChatGPT-4. The arrival of conversational generative artificial intelligence (AI) may be a platform shift on par with the introduction of the graphical user interface or the touch interface on the first smartphones.

AI, machine learning, computer vision, and the use of data have been core to Zillow since our earliest days. Our AI journey started in 2006 with the invention of the Zestimate, which was enabled by massive amounts of data and a machine-learning algorithm.

Q1 Key Highlights

Revenue:
$469 Million

GAAP Net Loss:
$22 Million

Adjusted EBITDA:
$104 Million

Average Monthly Unique Users:
212 Million (Flat YoY)

Visits:
2.5 Billion (-5% YoY)

---

[1] https://www.zillowgroup.com/first-quarter-2023-media-coverage-highlights/

[2] Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net income (loss) for the relevant period.

[3] National Association of REALTORS® existing homes sold during Q1 2023 multiplied by the average selling price per home for Q1 2023, compared to the same period in 2022.

1 | Q1 2023

ZILLOW GROUP

Advancements in our Neural Zestimate[4], computer-vision-powered rich media experiences[5], AI-generated immersive floor plans[6], and natural language search[7] queries are four more recent examples of how these capabilities show up in our products and services today.

ChatGPT, and now Google's Bard℠ tool and Microsoft's new Bing, have brought AI into the mainstream for us all to interact with. Yesterday, we launched[8] an alpha-version plugin to power Zillow real estate searches on ChatGPT — it's a small sandbox in which we will learn and iterate rapidly. Ultimately, we believe Zillow is well positioned for whatever disruption will come, and we're excited and confident in our ability to harness its power to drive growth.

Delivering innovative products that empower, entertain, and engage our customers has earned us our position as the leading real estate app and website in the U.S. according to Comscore. The customer is our North Star, and from our perspective, the product itself is the most important marketing tool we have to capture the customer's imagination. Today, more than 80% of our traffic comes to us directly[9]. That is rare — and very good.

We believe the direct, branded relationship we have with our customers will help us into the future. We own our customer demand, and for many years, we have been laying the groundwork to serve those customers throughout the end-to-end real estate transaction process. We also believe conversational AI has the potential to improve our customer and partner experiences, meaningfully increase the productivity of our workforce and the velocity of our output, and ultimately drive growth for both Zillow and our partners' businesses.

GROWTH STRATEGY

As you all know, a few years ago we embarked on a new frontier: the tech-enablement of the real estate transaction itself. Our



[4]https://www.zillow.com/tech/building-the-neural-zestimate/
[5]https://zillow.mediaroom.com/2022-08-08-Zillows-AI-powered-interactive-home-tours-are-now-available-nationwide
[6]https://www.zillow.com/z/3d-home/floor-plans/
[7]https://zillow.mediaroom.com/2023-01-26-Zillows-new-AI-powered-natural-language-search-is-a-first-in-real-estate
[8]https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2023/Zillow-builds-ChatGPT-plugin-for-real-estate-searches/default.aspx
[9]Zillow internal estimates.

2 | Q1 2023 ZILLOWGROUP

growth investments are focused on improving the transaction experience, so we can not only help people search and find their homes, but also help them buy, sell, finance and rent, and ultimately, get into their next home with more ease, transparency and efficiency than ever before.

This strategy of shifting our focus down-funnel to the transaction is manifested in our vision for what we call a housing super app — an integrated experience to help our customers move. Our goal is to increase engagement, customer transactions, and revenue per customer transaction by investing across five growth pillars: touring, financing, seller solutions, enhancing our partner network, and integrating our services. The expected output of this strategy is to grow our share of customer transactions from 3% to 6% by the end of 2025[10].

We are obviously excited about all the tech-enabled solutions we're building to improve the gnarly process of moving, but we are clear-eyed about the importance of connecting that technology to our critical partners in the physical world, as well as the physical homes and apartments that are available for sale or rent. Rich, smart integration within our ecosystem is crucial to our housing super app vision — be it connecting with the Premier Agent partner that tours homes with you after you "book it with Showingtime," or working with the Zillow Home Loans officer who secures your mortgage.

This year is all about execution as we steadily roll out products across our five growth pillars. As we bring this seamless, connected experience to various markets throughout the country, we've started with Raleigh, Denver, Atlanta, and Phoenix, where we are seeing the early results of the big bets on our product road map.

TOURING

Stepping into a home, whether virtually or in person, is the "point of sale" moment when dreamers turn into transactors. Our data shows that movers who request a tour convert to buyers at three times the rate of other actions on Zillow.

Tours convert movers to buyers at 3x the rate of other actions on Zillow

[10] *Please see the "Use of Operating Metrics" section below for additional information about our calculations of customer transactions and share of customer transactions.*

3 | Q1 2023 ZILLOW GROUP

Enabled by ShowingTime’s integration with Zillow, real-time touring allows eligible buyers to get a tour confirmed in less than an hour and with much less friction. In February, we shared the early results we were seeing with real-time touring in Atlanta, including higher connection rates and increased customer propensity to work with our Premier Agent partners. Those trends have continued in Atlanta, along with meaningful improvement in tour fulfillment rates and early indications of higher transaction rates. We have now rolled out real-time touring in our three other enhanced markets: Raleigh, Denver, and Phoenix. Combined with the other initiatives we’re driving in our enhanced markets, real-time touring is helping improve our funnel, driving meaningful improvements in our ability to connect higher-intent customers to our Premier Agent partners. ENHANCING OUR PARTNER NETWORK Premier Agent partners are critical to delivering the integrated experience we envision, and helping our customers find and win their next home also helps agents grow their businesses. We are holding ourselves accountable to connect higher-intent customers to our Premier Agent partners, and we are holding our Premier Agent partners accountable to higher performance standards as well. Across all four enhanced markets, we have meaningfully consolidated our partner network, focusing on Premier Agent partners who most effectively convert leads into transactions, who treat our customers best, and who are motivated to grow their businesses alongside us. With this select group of partners, we can work more closely to deliver a brand-aligned experience to our shared customers, quickly test new products and services, and evaluate in real time how things are going before we scale. Most importantly, we are seeing improvements in customer satisfaction and engagement as we connect customers with our strongest partners in each market. FINANCING We’re building the foundation for a substantial direct-to-consumer purchase mortgage origination business. This 4 | Q1 2023

is an important investment for us, given that 87%[11] of homes purchased are financed with a mortgage, approximately 40% of all homebuyers start their journey with financing[12], and roughly 80% of our prospective mortgage customers don't yet have a real estate agent[12].


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Customers connect with Zillow Home Loans in two ways. One way is "property first," when our Zillow Home Loans lead comes back to us from a Premier Agent partner who is working with a home-shopping customer whom we had previously sent them. Roughly 1 in 3 Premier Agent partners in our enhanced markets has introduced a customer to Zillow Home Loans, up from nearly 1 in 5 last quarter. We're making it much more seamless for Premier Agent partners to connect customers with a Zillow Home Loans officer who specializes in their market. This also provides our customers optionality — for those who may have sought financing advice elsewhere, Premier Agent partners can give them the choice to seek a second opinion from a Zillow Home Loans officer.

The other way customers connect with Zillow Home Loans is "financing first," when a customer gets pre-qualified before being connected to an agent. In early April, we began rolling out an update to the Zillow app[13] that puts financing at the forefront, making it easier to find affordability tools and get pre-qualified. We've also shipped an affordability search filter which gives home shoppers the ability to customize the Home Details Page, only showing them homes that fit within their monthly mortgage payment budget. As we've said before, extending Zillow's umbrella over mortgages is a critical part of our transformation.

As a result of our efforts across our mortgage investments, purchase loan origination volumes doubled year over year, though the numbers are still modest.

LOOKING AHEAD

We feel quite good about the progress we've made on factors we can control, but, of course, we continue to live in a very challenging housing macro environment, with no clear indications

[11]2021 Profile of Home Buyers and Sellers, per the National Association of REALTORS®.
[12]Zillow internal estimates.
[13]Screen and app images are simulated for illustration purposes, and may not be an exact representation of the product.

5 | Q1 2023 ZILLOW GROUP

of a turn. Transactions continue to be low. A high demand to move supports a stable pricing environment, but to a degree, high rates have locked sellers into their existing low-rate mortgages. Though we see record new inventory on the way, it will take some time for supply and demand to balance out. And, while we may see rates come down at any time, we are certainly not counting on it. Meanwhile, we are well capitalized, generating positive operating cash flow, and heads-down making progress on our growth plans. To close, we are pleased to have started the year with solid Q1 results. Moving forward, we have a lot of work to do to drive outsize gains in our share of customer transactions, and we are focused on serving our customers by delivering on our product road map and doing our part to bring more ease, security, transparency and efficiency to real estate. We appreciate you all being on the journey with us. Sincerely, Rich Barton Co-founder & CEO Allen Parker CFO 6 | Q1 2023

First-Quarter 2023 Highlights

Zillow Group's first-quarter results exceeded our outlook for both revenue and Adjusted EBITDA.


REVENUE
$600M
$400M
$200M
$0M
$536M
$504M
$483M
$435M
$469M
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

- Q1 revenue was $469 million, above the midpoint of our outlook range by $48 million.
    - Residential revenue decreased 14% year over year to $361 million, driven primarily by lower Premier Agent revenue as a result of weakness in the overall housing market that saw total industry transaction dollars decline 27% year over year. Residential revenue outperformed the industry and the high end of our outlook range, driven by the strength of our brand, a better-than-expected number of connections provided to our Premier Agent partners, and favorable relative macro tailwinds.
        - Premier Agent revenue decreased 16% year over year, outperforming our expectation of a 23% to 28% decrease in Q1.
    - Rentals revenue increased 21% year over year to $74 million as we continued to see strong traffic and growth in multifamily properties.
    - Mortgages revenue was $26 million, a decrease of 43% due to higher interest rates that slowed refinance activity and impacted revenue for both our mortgage marketplace and Zillow Home Loans.

- On a GAAP basis, net loss was $22 million in Q1.

- Q1 Adjusted EBITDA was $104 million, $48 million above the midpoint of our outlook range, driven primarily by higher-than-anticipated revenue from Premier Agent.

- Cash and short-term investments were $3.4 billion at the end of Q1, flat from the end of 2022, after $86 million in share repurchases in Q1. As of the end of Q1, $414 million remained under our total repurchase authorizations of $1.8 billion. Convertible debt was $1.7 billion at the end of Q1.

- Traffic to Zillow Group's mobile apps and websites in Q1 was 212 million average monthly unique users, flat year over year. Visits during Q1 were 2.5 billion, down 5% year over year.

7 | Q1 2023
ZILLOW GROUP

Select Q1 2023 Results

RESIDENTIAL



RESIDENTIAL REVENUE
$500M
$400M
$300M
$200M
$100M
$0M
$418M
$392M
$372M
$340M
$361M
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Residential revenue decreased 14% year over year to $361 million for Q1 2023, driven primarily by lower Premier Agent revenue as a result of weakness in the overall housing market, which saw total industry transaction dollars decline 27% year over year. Residential revenue outperformed the high end of our outlook range of $338 million and the industry, driven by the strength of our brand, a better-than-expected number of customer connections provided to our Premier Agent partners, and favorable relative macro tailwinds.

Premier Agent revenue decreased 16% year over year versus our expectation for a decline between 23% and 28%. The mid-funnel investments we have made since reorienting the company in early 2022 drove improvements in our ability to capture more of our customer demand and connect more of that demand to our Premier Agent partners, contributing to higher conversion rates. The year-over-year decline was driven by macro housing market factors, including low housing inventory, fewer new for-sale listings, increases and volatility in mortgage interest rates, as well as home price fluctuations.

RENTALS



RENTALS REVENUE
$80M
$60M
$40M
$20M
$0M
$61M
$71M
$74M
$68M
$74M
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Rentals revenue of $74 million in Q1 was up 21% year over year, as Rentals traffic on Zillow grew 16% year over year to 29 million average monthly unique visitors (UVs)[14] in Q1. Our industry-leading rentals traffic continues to drive growth in the number of multifamily properties on our platform, which accelerated in Q1 on a year-over-year basis when compared to Q4 2022. We are also continuing to benefit from industry tailwinds as occupancy rates have declined from historically high levels. Lower rental customer demand combined with new supply coming onto the market drove an increased need for advertising from landlords.



RENTALS UVs
30M
29M
28M
27M
26M
25M
24M
23M
22M
25M
27M
27M
26M
29M
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

[14]Comscore data, which includes average number of monthly unique visitors to rental listings on Zillow, Trulia and HotPads mobile apps and websites for Q1 2023 vs. Q1 2022.

8 | Q1 2023

ZILLOW GROUP

MORTGAGES Mortgages revenue was $26 million for Q1, a decrease of 43% year over year due to higher interest rates that slowed refinance activity and impacted revenue for both our mortgage marketplace and Zillow Home Loans. Purchase loan origination volume was up 9% sequentially and 111% year over year, reflecting the progress we are making to help more of our customers with financing. We continued to make progress building our Zillow Home Loans purchase mortgages business, including assigning our centralized team of loan officers to specific geographic areas, enhancing the ability for Premier Agent partners and their buyers to choose their loan officer, and showing Zillow Home Loans to more customers on the Zillow app. We are now seeing roughly 1 in 3 Premier Agent partners in our four enhanced markets introduce customers to Zillow Home Loans, up from nearly 1 in 5 last quarter. By improving integration with Zillow Home Loans and our Premier Agent network, we believe we can deliver an improved and simplified customer experience. NET LOSS AND ADJUSTED EBITDA On a GAAP basis, net loss was $22 million in Q1 and net loss margin was 5%. Adjusted EBITDA was $104 million in Q1, above the midpoint of our outlook range by $48 million, driven primarily by higher-than-anticipated revenue from Premier Agent. Adjusted EBITDA margin was 22%. This outperformance demonstrates the inherent profit leverage in our business model and how quickly revenue outperformance can flow through to the bottom line. 9 | Q1 2023

Select Operating Expenses and Cost of Revenue Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $508 million in Q1, flat from $508 million in Q4 2022 and up 5% from Q1 2022. Year-over-year results were impacted primarily by the August 2022 equity employee retention initiative costs. Sequentially, share-based compensation decreased in Q1 2023 from Q4 2022. The year-over-year increase in technology and development expenses was also driven by planned headcount-related investments in our key growth initiatives. Direct marketing and advertising expenses decreased year over year. Adjusted EBITDA expenses 15 were $365 million in Q1 2023, roughly flat from $362 million in Q4 2022, consistent with the expectations implied in our outlook for the quarter. The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): 15 Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about the presentation and calculation of Adjusted EBITDA expenses. 10 | Q1 2023

BALANCE SHEET & CASH FLOW SUMMARY We ended Q1 with cash and short-term investments of $3.4 billion, flat with the end of 2022, after $86 million in share repurchases during Q1. As of the end of Q1, $414 million remained under our total repurchase authorizations of $1.8 billion. Convertible debt was $1.7 billion at the end of Q1. We believe our cash position and operating cash flow give us the flexibility to continue to invest against our growth strategy as we look to efficiently navigate through the current macroeconomic environment. Outlook The following table presents our outlook for the three months ending June 30, 2023 (in millions): * Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization from new acquisitions; impairments of assets; gains or losses on extinguishment of debt; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see the “Use of Non-GAAP Financial Measures” section below. ** We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025 and 2026 and any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 33.9 million and 12.7 million shares of Class C capital stock, respectively. 11 | Q1 2023

● In Q2, our estimate for industry transaction dollar volume is for a decline between 18% and 28% year over year. Within Residential revenue, we expect Q2 Premier Agent revenue will decline between 9% and 13% year over year. ● Our outlook implies a planned increase in Adjusted EBITDA expenses from $365 million in Q1 to a range of $390 to $398 million for Q2, driven primarily by: ○ A sequential increase in marketing and advertising expenses, which is a combination of typical seasonal spending in Q2 and a pull forward of previously planned second-half marketing as we are ready to test additional initiatives in our enhanced markets earlier than expected. We also pushed a small amount of advertising from Q1 to Q2. ○ A modest increase in planned hiring investments as we continue to support our growth strategy as well as add some variable resources for increased activity levels, such as hiring additional loan officers. 12 | Q1 2023

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of May 3, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022, and in future quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 13 | Q1 2023

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or our other filings with the Securities and Exchange Commission. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, connection, engagement, growth, and other data about Zillow Group’s performance and the residential real estate industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Customer Transactions and current share of Customer Transactions as a percentage of total transactions. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based lines of business, which currently include Premier Agent, Zillow Home Loans and Zillow Closing Services. Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans, Zillow Closing Services, and/or involves a Premier Agent with whom the buyer or seller connected through Zillow. In particular: • For Premier Agent, Zillow Group uses an internal approximation of the number of buy- and sell- side transactions that involve a Premier Agent with whom the buyer or seller connected through Zillow. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex program, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Closing Services, Zillow Group counts each unique purchase or sale transaction in which the home buyer or seller uses Zillow Closing Services. • For Zillow Home Loans, Zillow Group counts each unique purchase or sale transaction in which the home buyer or seller uses Zillow Home Loans. Revenue Per Customer Transaction: Zillow Group calculates “Revenue Per Customer Transaction” as Premier Agent, Zillow Home Loans and Zillow Closing Services revenue divided by the number of Customer Transactions during the relevant period. Share of Customer Transactions: For purposes of estimating our historical share of customer transactions, Zillow Group assumed there were 12.2M buy and sell-side transactions in 2021, based on the estimated 6.1M home transactions reported by the National Association of REALTORS® in 2021. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net income (loss), the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. • Adjusted EBITDA Margin Reconciliation We have provided a reconciliation below of Adjusted EBITDA margin to net income (loss) margin, the most directly comparable GAAP financial measure. 14 | Q1 2023

• Adjusted EBITDA Expenses Reconciliation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP financial measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not reflect the results of discontinued operations; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment and restructuring costs; • Do not reflect interest expense or other income; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP financial measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net income (loss), and our other GAAP results. 15 | Q1 2023

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss), and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited). Three Months Ended March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Reconciliation of Adjusted EBITDA to Net Income (Loss): Net income (loss) $ (22) $ (72) $ (53) $ 8 $ 16 Loss from discontinued operations, net of income taxes — — 2 2 9 Income taxes — 4 3 (9) 5 Other income (32) (24) (12) (5) (2) Depreciation and amortization 40 36 34 41 39 Share-based compensation 103 110 147 99 77 Impairment and restructuring costs 6 10 — — 14 Interest expense 9 9 9 9 8 Adjusted EBITDA $ 104 $ 73 $ 130 $ 145 $ 166 Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 Calculation of Adjusted EBITDA expenses: Revenue $ 469 $ 435 $ 536 Less: Adjusted EBITDA (104) (73) (166) Adjusted EBITDA expenses $ 365 $ 362 $ 370 16 | Q1 2023

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year growth rates and the most directly comparable GAAP financial measure and related year-over-year growth rates, which is net income (loss) margin, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited):

	Three Months Ended March 31,				2022 to 2023 % Change
	2023		2022		
Revenue:					
Residential	$	361	$	418	(14)%
Rentals		74		61	21%
Mortgages		26		46	(43)%
Other		8		11	(27)%
Total revenue	$	469	$	536	(13)%
Other Financial Data:					
Gross profit	$	377	$	444	(15)%
Net income (loss)	$	(22)	$	16	(238)%
Adjusted EBITDA	$	104	$	166	(37)%

	Three Months Ended March 31,		2022 to 2023 % Change	2022 to 2023 Margin Change Basis Points
Percentage of Revenue:	2023	2022		
Gross profit	80%	83%	(4)%	(200)
Net income (loss)	(5)%	3%	(267)%	(800)
Adjusted EBITDA	22%	31%	(29)%	(900)

17 | Q1 2023

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